Exhibit 99.1

AMERISTAR CASINOS, INC.

Supplement No. 1, dated March 25, 2013, to Consent Solicitation Statement

Solicitation of Consents to the Proposed Waivers and Amendments to the Indenture

Relating to 7.50% Senior Notes due 2021

(CUSIP Nos. 03070QAN1 and 03070QAP6)

This Supplement No. 1 (this “Supplement”) to the Consent Solicitation Statement dated March 18, 2013 (the “Consent Solicitation Statement”), relating to a solicitation by Ameristar Casinos, Inc., a Nevada corporation (the “Company”), of Consents from Holders of the Company’s 7.50% Senior Notes due 2021 (the “Notes”), amends and supplements the Consent Solicitation Statement and the related Consent Letter dated March 18, 2013. Capitalized terms used but not defined in this Supplement have the respective meanings assigned to them in the Consent Solicitation Statement or the Indenture, as applicable.

This Supplement should be read together with the Consent Solicitation Statement and the related Consent Letter. All references to and requirements regarding the Consent Solicitation Statement and the Consent Letter contained in any document used by or on behalf of the Company in connection with the Consent Solicitation shall be deemed to refer to the Consent Solicitation Statement and the Consent Letter, respectively, as amended and supplemented by this Supplement. All references to the Consent Solicitation Statement shall include this Supplement, unless the context otherwise requires. Except as set forth herein, all terms and conditions of the Consent Solicitation remain unchanged and in full force and effect.

Holders who have not yet delivered their Consents must still use the Consent Letter previously provided to such Holders to deliver their Consents pursuant to the Consent Solicitation. Holders who have already properly delivered their Consents pursuant to the Consent Solicitation need not take further action and such Consents shall be deemed to include Consents to the matters provided in this Supplement. Consents (whether previously or hereafter delivered) may only be revoked in the manner described in the Consent Solicitation Statement.

Summary of Amendments

The Consent Solicitation Statement and the related Consent Letter are being amended and supplemented, as described in more detail below under “Detailed Description of the Amendments,” to:

•	extend the Expiration Time to 5:00 p.m., New York City time, on April 2, 2013;

•

increase the Consent Fee payable to consenting holders from $10.00 to $19.00 for each $1,000 in principal amount of the Notes for which Consents are validly delivered and unrevoked on or prior to the Expiration Time, 50% of which will be payable promptly after the Expiration Time and the remaining 50% of which will be payable, if at all, promptly after the date of the consummation of the Planned Merger or the Alternative Merger, subject, in each case, to the Consent Fee payment conditions described in the Consent Solicitation Statement;

•	reduce the capacity to make certain Restricted Payments under the Indenture from and after the effective time of the Post-Effective Merger;

•

provide additional clarification on the effects of certain of the Proposed Amendments described in the Consent Solicitation Statement with respect to Section 4.07 (Restricted Payments) and Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture; and

•	provide an amended and restated form of Supplemental Indenture, attached as Appendix I hereto, which incorporates the additional and revised Proposed Amendments described in this Supplement.

DETAILED DESCRIPTION OF THE AMENDMENTS

The Consent Solicitation Statement and the related Consent Letter are hereby amended and supplemented as follows:

Extension of Expiration Time

The Expiration Time, which was extended from 5:00 p.m., New York City time, on March 22, 2013, to 5:00 p.m., New York City time, on March 27, 2013 through a press release issued by the Company on March 20, 2013, is hereby further extended to 5:00 p.m., New York City time, on April 2, 2013. Each reference to “5:00 p.m., New York City time, on March 22, 2013,” in the Consent Solicitation Statement and the related Consent Letter is hereby amended to read “5:00 p.m., New York City time, on April 2, 2013.”

Increase in Consent Fee

The Consent Fee payable to consenting Holders is hereby increased from $10.00 to $19.00 for each $1,000 in principal amount of the Notes for which Consents are validly delivered and unrevoked on or prior to the Expiration Time. The Consent Fee will remain payable in its component parts consisting of the Initial Payment, equal to 50% of the Consent Fee payable promptly after the Expiration Time, and the Final Payment, equal to the remaining 50% of the Consent Fee payable, if at all, promptly after the date of the consummation of the Planned Merger or the Alternative Merger, subject, in each case, to satisfaction of the Consent Conditions described in the Consent Solicitation Statement. Each reference to “$10 per $1,000 principal amount of Notes” in the Consent Solicitation Statement and the related Consent Letter is hereby amended to read “$19.00 per $1,000 principal amount of Notes.”

Proposed Waivers

The Proposed Waivers set forth in the Consent Solicitation Statement are not being amended in this Supplement and shall remain as set forth therein.

Additional Proposed Amendments to Section 4.07 (Restricted Payments) of the Indenture

The Consent Solicitation and related Consent Letter are hereby amended and supplemented to include the following additional proposed amendments, and the term “Proposed Amendments,” as defined in the Consent Solicitation Statement, is hereby amended to include the following additional proposed amendments:

Reduction in Restricted Payment Capacity Based on Consolidated Net Income

Clause (3) of Section 4.07(a) of the Indenture currently permits the Company and its Restricted Subsidiaries, subject to certain other conditions and adjustments, to make Restricted Payments in an aggregate amount not to exceed 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on January 1, 2011 and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available, plus certain additional amounts since the Issue Date of the Notes (such date being April 14, 2011).

At the request and expense of Parent pursuant to the Merger Agreement, the Company is hereby seeking Consents from Holders to amend clause (3) of Section 4.07(a) of the Indenture to provide that, for purposes of determining the Restricted Payment capacity under such clause (3) immediately after the effective time of the Post-Effective Merger, the cumulative Consolidated Net Income of the Company and the Restricted Subsidiaries under paragraph (A) of such clause (3) shall be determined beginning on the effective date of the consummation of the Post-Effective Merger (and not on January 1, 2011), and the adjustments set forth in paragraphs (B) through (E) of such clause (3) applied to determine the Restricted Payment capacity under such clause (3), shall be determined with reference to the Merger Date (as defined below) (and not the Issue Date). This Proposed Amendment has the effect

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of reducing the existing balance of the Restricted Payment capacity under such clause (3) to zero effective immediately after the effective time of the Post-Effective Merger. This Proposed Amendment only will become operative, if at all, immediately after the effective time of the Post-Effective Merger, but not before such effective time and not if the Planned Merger is consummated.

Reduction in General Restricted Payment Basket

Paragraph (15) under Section 4.07(b) of the Indenture currently permits the Company, subject to certain other conditions, to make Restricted Payments not to exceed $150 million in the aggregate made on or after the Issue Date; provided no Default or Event of Default then exists or would result therefrom.

At the request and expense of Parent pursuant to the Merger Agreement, the Company is hereby seeking Consents from Holders to amend paragraph (15) under Section 4.07(b) of the Indenture to reduce the capacity to make Restricted Payments thereunder from $150 million to $75 million in the aggregate made on or after the effective date of the consummation of the Post-Effective Merger; provided no Default or Event of Default then exists or would result therefrom. This Proposed Amendment only will become operative, if at all, immediately after the effective time of the Post-Effective Merger, but not before such effective time and not if the Planned Merger is consummated.

Operative Time of Amendments to Section 4.07 Relating to Payment Restrictions (Clarification)

As further described in the Consent Solicitation Statement, the Company, at the request and expense of Parent pursuant to the Merger Agreement, is seeking Consents from Holders to amend Section 4.07 of the Indenture to permit, effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, the Company and its Restricted Subsidiaries to (i) pay dividends or make any other distribution on their respective shares of Capital Stock, (ii) make loans or advances to or pay any Indebtedness or other obligations owed to Parent or to any restricted subsidiary of Parent, and (iii) transfer any of their respective property or assets to Parent or any restricted subsidiary of Parent, so that Section 4.07 of the Indenture would not be deemed an impermissible “Payment Restriction” (as defined in the Parent Indentures) under each of the Parent Indentures during such transitory period.

The Consent Solicitation Statement (including the discussion under “Purposes and Effects of the Consent Solicitation – Purposes and Effects of Proposed Waivers and Amendments – Proposed Amendments – Section 4.07 (Restricted Payments) Amendments”) and the Consent Letter are hereby supplemented, at the request and expense of Parent pursuant to the Merger Agreement, to clarify that the Proposed Amendments described in the immediately preceding paragraph shall not be operative until the effective time of the Alternative Merger and shall cease to be operative upon the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee. An amended and restated form of Supplemental Indenture incorporating the foregoing amendment, and the other amendments described in this Supplement, is attached as Appendix I hereto.

Calculation of Certain Permitted Indebtedness

As described in the Consent Solicitation Statement, clause (3) of the Permitted Indebtedness definition under Section 4.09(b) of the Indenture provides that the aggregate principal amount of Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities shall not exceed the greater of (i) $1.8 billion and (ii) 3.50x Consolidated EBITDA of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available (including pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio”), to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 (Asset Sales) of the Indenture.

At the request and expense of Parent pursuant to the Merger Agreement, the Company is seeking Consents in the Consent Solicitation Statement to amend clause (3) of Section 4.09(b) of the Indenture to provide that to the

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extent that the Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of either Merger or the Post-Effective Merger are used to repay Indebtedness under the Credit Facilities, such repayment shall reduce dollar-for-dollar the $1.8 billion amount (subclause (i) of clause (3)) only but not the 3.50x Consolidated EBITDA amount (subclause (ii) of clause (3)), in determining the amount of Permitted Indebtedness under the Bank Credit Agreement or other Credit Facilities permitted by clause (3) of Section 4.09(b) of the Indenture. Notwithstanding the foregoing, pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio” resulting from any such Asset Sales on or prior to any Determination Date shall be included in any calculation of Consolidated EBITDA pursuant to subclause (ii) of such clause (3). The form of Supplemental Indenture has been further amended to include the foregoing clarification.

DESCRIPTION OF THE ADDITIONAL AND REVISED PROPOSED AMENDMENTS

Set forth below are the additional provisions of the Indenture that would be amended by the additional and revised Proposed Amendments described in this Supplement.

The following is qualified in its entirety by reference to the form of the Supplemental Indenture. An amended and restated form of the Supplemental Indenture (which may be modified or supplemented prior to the execution thereof in a manner that would not require additional Consents under the Indenture) to implement the Proposed Waivers and Amendments contemplated by the Consent Solicitation Statement, as amended and supplemented by this Supplement, is attached hereto as Annex I. Capitalized terms not otherwise defined in the Consent Solicitation Statement or this Supplement shall, unless the context otherwise requires, have the meanings ascribed to them in the Indenture. As presented below, where applicable, new text is indicated in bold underline text and deleted text is indicated by a strikethrough (new text / ~~deletion~~).

Proposed Amendments – Definitions

Section 1.01 of the Indenture is amended to add the following additional definition:

““Merger Date” means the effective date of the consummation of the Post-Effective Merger.”

Proposed Amendments – Additional Proposed Amendments to Section 4.07 (Restricted Payments)

(a) Clause (3) of Section 4.07(a) of the Indenture is amended as follows:

“(3) the aggregate amount of Restricted Payments (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in the good faith reasonable judgment of the Company) exceeds or would exceed the sum, without duplication, of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on ~~January 1, 2011~~ the Merger Date and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available, plus

(B) 100% of the fair market value of the aggregate net proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced by the conversion or exchange of debt securities or Disqualified Capital Stock into or for Qualified Capital Stock of the Company (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to the ~~Issue Date~~ Merger Date and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or

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any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other Productive Assets, plus

(C) 100% of the aggregate cash received by the Company subsequent to the ~~Issue Date~~ Merger Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the ~~Issue Date~~ Merger Date) to purchase Qualified Capital Stock of the Company, plus

(D) to the extent that any Restricted Investment that was made after the ~~Issue Date~~ Merger Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, interest payments, principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, the proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital, in each such case (i) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (ii) valued at the cash or fair market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the ~~Issue Date~~ Merger Date is terminated or cancelled, the excess, if any, of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Payments under this Section 4.07(a), over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, plus

(E) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the ~~Issue Date~~ Merger Date, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the ~~Issue Date~~ Merger Date, the amount of the Company and its Restricted Subsidiaries’ Restricted Investment therein as determined under Section 4.18 hereof, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the ~~Issue Date~~ Merger Date; provided that any amount so determined in (i) or (ii) shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitation of clause (5) below.”

(b) Clause (15) of Section 4.07(b) is amended as follows:

“(15) other Restricted Payments not to exceed ~~$150~~ $75 million in the aggregate made on or after the ~~Issue Date~~ Merger Date; provided no Default or Event of Default then exists or would result therefrom;”

(c) The second and third paragraphs of Section 4.07(b) are amended as follows:

“In determining the aggregate amount of Restricted Payments made subsequent to the ~~Issue~~ Merger Date, Restricted Payments made pursuant to clauses 3(a)(ii), 3(b)(ii), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16) or (~~14~~17) of the immediately preceding paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation. Restricted Payments under clause (15) shall be limited to the amount of $~~150~~75 million set forth in such clause (an “Amount Limitation”). The Amount Limitation shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, interest payments, principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-

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market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), or to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the ~~Issue~~Merger Date is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment counted toward the Amount Limitation, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, then the Amount Limitation for such clause shall be increased by the amount so received by the Company or a Restricted Subsidiary or the amount of such excess of (x) over (y) (an “Amount Limitation Restoration”). In no event shall the aggregate Amount Limitation Restoration for a Restricted Investment exceed the original amount of such Restricted Investment.

With respect to clause (15) above, the Amount Limitation under such clause shall also be increased when any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an “Amount Limitation Restoration”) by the lesser of (i) the fair market value of the Restricted Investment made under clause (15) above in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be, or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the ~~Issue~~Merger Date, the amount of the Company’s Restricted Investment therein as determined under Section 4.18 hereof, plus the aggregate fair market value of any additional Investments (each valued as of the date made) made under clause (15) above in such Unrestricted Subsidiary after the ~~Issue~~Merger Date.”

Each of the additional Proposed Amendments to Section 4.07 (Restricted Payments) described above will become operative, if at all, immediately after the effective time of the Post-Effective Merger, but not before such effective time and not if the Planned Merger is consummated.

Proposed Amendments – Amendments to Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock).

Section 4.09(b) paragraph (3) of the Indenture is amended as follows (with the addition of the last sentence at the end of paragraph (3) to incorporate the Proposed Amendment described in “Detailed Description of the Amendments –Calculation of Certain Permitted Indebtedness”):

“(3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of

(i) $1.8 billion, and

(ii) 3.50x Consolidated EBITDA of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available (including pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio”), to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 hereof; provided, however, that the aggregate amount of all Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of the Planned Merger, the Alternative Merger or the Post-Effective Merger that are applied by an Obligor to repay Indebtedness under the Bank Credit Agreement or other Credit Facilities pursuant to Section 4.10 shall reduce dollar-for-dollar the amount set forth in the immediately preceding subclause (i) but not subclause (ii) of this clause (3) for purposes of determining the amount of Indebtedness permitted to be

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Incurred by the Company or any Restricted Subsidiary under this clause (3). Notwithstanding the foregoing, pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio” resulting from any such Asset Sales on or prior to any Determination Date shall be included in any calculation of Consolidated EBITDA pursuant to subclause (ii) of this clause (3).”

The Proposed Amendments to Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) described above will become operative, if at all, immediately prior to the effective time of the Alternative Merger or the Planned Merger.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Supplement constitute “forward-looking statements” as that term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include information concerning possible or assumed future results of operations, descriptions of our business plans and strategies and the effect of the Proposed Waivers and Amendments and the Merger (including the Planned Merger and the Alternative Merger and the Post-Effective Merger) on the Notes or on the Company or Parent after the Merger. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions. The Company and Parent have based these forward-looking statements on their respective current expectations, plans and assumptions that they have made in light of their respective experience in the industry, as well as their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances and at the time such statements were made. Although the Company and Parent believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors could affect the Company’s, Parent’s and/or the combined company’s actual financial results, results of operations, the Proposed Waivers and Amendments, the Merger and the Post-Effective Merger or the Notes, and could cause actual results to differ materially from those expressed in the forward-looking statements. Such factors include, but are not limited to, those set forth under the heading “Solicitation Considerations” in the Consent Solicitation Statement, in the Annual Reports on Form 10-K of the Company and Parent for the fiscal year ended December 31, 2012 and in any report, statement or other information of the Company or Parent that is incorporated by reference in the Consent Solicitation Statement.

You should consider these areas of risk in connection with considering any forward-looking statements that may be made by the Company and Parent generally. The forward-looking statements contained or incorporated by reference in the Consent Solicitation Statement speak only as of the date of the Consent Solicitation Statement or the date of such report, statement or other information incorporated by reference in the Consent Solicitation Statement. Except as may be required by the federal securities laws, the Company and Parent undertake no obligation to revise these forward-looking statements to reflect events or circumstances arising after the date of the Consent Solicitation Statement or to reflect the occurrence of unanticipated events.

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The Information and Tabulation Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokerage Firms, Please Call: (212) 269-5550

All Others, Call Toll-Free: (800) 949-2583

Email: Ameristar@dfking.com

By Facsimile (For Eligible Institutions Only):	By Mail, Overnight Courier or Hand Delivery:

(212) 709-3328 Confirmation: (212) 493-6996	48 Wall Street, 22nd Floor New York, NY 10005 Attn: Elton Bagley

Any questions or requests for assistance or additional copies of the Consent Solicitation Statement and this Supplement may be directed to the Information and Tabulation Agent at the telephone numbers and address set forth above. A Holder of Notes may also contact the Solicitation Agents at their telephone numbers set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agents for the Consent Solicitation are:

J.P. Morgan Securities LLC	Goldman, Sachs & Co.

383 Madison Avenue, 3rd Floor New York, New York 10179 Attention: Liability Management Group Collect: (212) 270-1200 Toll Free: (800) 245-8812	200 West Street New York, New York 10282 Attention: Liability Management Group Collect: (212) 902-5183 Toll Free: (800) 828-3182

Barclays Capital Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Credit Agricole Securities (USA) Inc.

745 Seventh Avenue, 5th Floor New York, New York 10019 Attention: Liability Management Group Collect: (212) 528-7581 Toll Free: (800) 438-3242	214 North Tryon Street Charlotte, North Carolina 28255 Attention: Debt Advisory Collect: (980) 388-3646 Toll Free: (888) 292-0070	1301 Avenue of the Americas New York, New York 10019 Attention: Debt Syndicate Collect: (212) 261-3678

Deutsche Bank Securities Inc.	UBS Securities LLC	Wells Fargo Securities, LLC

60 Wall Street, 2nd Floor New York, New York 10005 Attention: Liability Management Group Collect: (212) 250-7527 Toll Free: (855) 287-1922	299 Park Avenue New York, New York 10171 Attention: John Stroll, Leveraged Capital Markets Syndicate Collect: (203) 719-7991	550 South Tyron Street, 5th Floor Charlotte, North Carolina 28202 Attention: Liability Management Group Collect: (704) 410-4760 Toll Free: (866) 309-6316

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AMERISTAR CASINOS, INC.

Company

CACTUS PETE’S, INC.

AMERISTAR CASINO VICKSBURG, INC.

AMERISTAR CASINO COUNCIL BLUFFS, INC.

AMERISTAR CASINO LAS VEGAS, INC.

AMERISTAR CASINOS FINANCING CORP.

AMERISTAR CASINO ST. LOUIS, INC.

AMERISTAR CASINO KANSAS CITY, INC.

AMERISTAR CASINO ST. CHARLES, INC.

AMERISTAR CASINO BLACK HAWK, INC.

AMERISTAR EAST CHICAGO HOLDINGS, LLC

AMERISTAR CASINO EAST CHICAGO, LLC

AMERISTAR CASINO SPRINGFIELD, LLC

AMERISTAR LAKE CHARLES HOLDINGS, LLC

AMERISTAR CASINO LAKE CHARLES, LLC

Guarantors

WILMINGTON TRUST, NATIONAL ASSOCIATION

(as successor by merger to Wilmington Trust FSB)

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of             , 2013

to

Indenture

Dated as of April 14, 2011

7.50% SENIOR NOTES DUE 2021

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE dated as of             , 2013 (this “Supplemental Indenture”), among Ameristar Casinos, Inc., a Nevada corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB) as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”; capitalized terms used herein without definition having the meanings ascribed thereto in the Indenture), dated as of April 14, 2011, providing for the issuance of the Company’s 7.50% Senior Notes due 2021 (the “Notes”), as amended by (i) that Supplemental Indenture dated as of February 23, 2012, by and among the Company, the Guarantors party thereto and the Trustee, (ii) that Second Supplemental Indenture dated as of April 26, 2012, by and among the Company, the Guarantors party thereto and the Trustee and (iii) that Third Supplemental Indenture dated as of July 18, 2012, by and among the Company, the Guarantors party thereto and the Trustee;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (other than Notes held by the Company, the Guarantors and their respective affiliates) voting as a single class (the “Requisite Consents”), amend or supplement the Indenture or waive compliance with any provision thereof (other than certain provisions enumerated in Section 9.02 of the Indenture, none of which provisions are implicated hereby);

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 20, 2012, with Pinnacle Entertainment, Inc., a Delaware corporation (“Parent”), PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“HoldCo”), and PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo (“Merger Sub”), as amended pursuant to the First Amendment to the Agreement and Plan of Merger dated as of February 1, 2013, as further amended pursuant to the Second Amendment to the Agreement and Plan of Merger dated as of March 14, 2013 (as amended, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company, with the Company as the surviving company (the “Planned Merger”), or, at the election of Parent if the Requisite Consents to approve the Proposed Waivers and Amendments (as defined below) are received, the merger of HoldCo with and into the Company, with the Company as the surviving corporation (the “Alternative Merger”);

WHEREAS, if Parent proceeds with the Alternative Merger, immediately or as promptly as practicable following consummation of the Alternative Merger, the Company will be merged with and into Parent, with Parent as the surviving corporation (the “Post-Effective Merger”);

WHEREAS, if the Post-Effective Merger is consummated, then Parent will expressly assume (and certain subsidiaries of Parent will guarantee), by a separate supplement to the Indenture (the “Assumption and Guarantee”), the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of the Indenture;

WHEREAS, at the request and expense of Parent pursuant to the Merger Agreement, the Company has solicited consents (the “Consent Solicitation”) of the Holders to the waivers (collectively, the “Waivers”) of and amendments (collectively, the “Amendments”) to certain provisions of the Indenture as provided in Article I and Article II below (collectively, the “Proposed Waivers and Amendments”);

WHEREAS, in connection with the Consent Solicitation, Parent will cause the Company, upon satisfaction of certain conditions set forth in a consent solicitation statement of the Company, dated March 18, 2013, as supplemented by a supplement dated March 25, 2013 (collectively, the “Consent Solicitation Statement”), to pay the paying agent on behalf of Holders who delivered valid and unrevoked consents to the Proposed Waivers and Amendments on or prior to the expiration time of the Consent Solicitation an aggregate cash payment equal to $19.00 per $1,000 principal amount of Notes for which consents to the Proposed Waivers and Amendments are validly delivered and unrevoked, 50% of which will be payable promptly after the Expiration Time (as defined in the Consent Solicitation Statement) and the remaining 50% of which will be payable promptly after the consummation of either the Planned Merger or the Alternative Merger, if at all;

WHEREAS, the Waivers shall become operative as of the date hereof upon the execution and delivery of this Supplemental Indenture and each of the Amendments shall become operative, if at all, at the applicable time set forth in Section 3.01 of this Supplemental Indenture;

WHEREAS, the Company has received the Requisite Consents to effect the Proposed Waivers and Amendments, and has provided the Trustee with an Officers’ Certificate and Opinion of Counsel, pursuant to Sections 9.06 and 13.04 of the Indenture, certifying as to the same;

WHEREAS, the Company and each of the Guarantors has been authorized by a resolution of its respective Board of Directors, managers or managing member, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

WAIVERS

Pursuant to Section 9.02 of the Indenture and subject to Section 3.01 below, all Holders and every subsequent Holder of the Notes shall be bound by the following Waivers with respect to the Indenture and the Notes:

Section 1.01 Waiver of Change of Control Offer.

The Holders expressly waive the right to a Change of Control Offer pursuant to Section 4.15 of the Indenture (Offer to Repurchase Upon Change of Control) in connection with the Planned Merger, the Alternative Merger or the Post-Effective Merger, such that Holders will not be able to require the Company or Parent to repurchase any Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon to the date of repurchase, as a result of the consummation of the Planned Merger, the Alternative Merger or the Post-Effective Merger.

Section 1.02 Waiver of Compliance with Certain Covenants.

The Holders expressly waive compliance with any covenant (other than with respect to the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes) that would be violated as a result of the consummation of the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-

Effective Merger, including any covenant that would be violated by (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of the Parent Restricted Subsidiaries (as defined in Section 2.01 below) (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, the Consolidated Coverage Ratio of Parent (as the successor to the Company under the Indenture after the Post-Effective Merger and the Assumption and Guarantee) would not be less than 2.00:1.00.

ARTICLE II

AMENDMENTS

Pursuant to Section 9.02 of the Indenture and subject to Section 3.01 below, the Indenture is hereby amended as follows:

Section 2.01 Amendments to Section 1.01 (Definitions).

Section 1.01 of the Indenture is hereby amended to add the following definitions in alphabetical order:

““Alternative Merger” means the merger of HoldCo with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Assumption and Guarantee” means, upon the consummation of the Post-Effective Merger (if such merger occurs), Parent expressly assuming (and certain subsidiaries of Parent guaranteeing), by a separate supplement to this Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed and observed, all in accordance with the provisions of Section 4.17 and Article 5 of this Indenture.

“HoldCo” means PNK Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

“Merger Agreement” means that Agreement and Plan of Merger, dated as of December 20, 2012, among the Company, Parent, HoldCo and Merger Sub, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 1, 2013, as further amended by the Second Amendment to Agreement and Plan of Merger dated as of March 14, 2013, and as further amended, modified, supplemented or restated.

“Merger Date” means the effective date of the consummation of the Post-Effective Merger.

“Merger Sub” means PNK Development 32, Inc., a Nevada corporation and wholly-owned subsidiary of HoldCo.

“Parent” means Pinnacle Entertainment, Inc., a Delaware corporation.

“Parent Restricted Subsidiary” means any subsidiary of Parent designated as a “Restricted Subsidiary” under any of the indentures governing Parent’s 8.625% Senior Notes due 2017, 8.75% Subordinated Notes due 2020 and 7.75% Subordinated Notes due 2022.

“Planned Merger” means the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, on the terms and subject to the conditions set forth in the Merger Agreement.

“Post-Effective Merger” means the merger of the Company with and into Parent, with Parent as the surviving corporation, which if the Alternative Merger occurs, will occur immediately or as promptly as practicable following the Alternative Merger.

“Transactions” means the Alternative Merger, the Post-Effective Merger and the other transactions contemplated by the Merger Agreement or otherwise required to effect the Alternative Merger and the Post-Effective Merger, including (i) the payment of the Merger consideration payable to the Company’s stockholders pursuant to the Merger Agreement, including any funds supplied by the Company or any Restricted Subsidiary for this purpose; (ii) the incurrence of indebtedness and/or guarantees of indebtedness incurred by Parent or any of the Parent Restricted Subsidiaries (including the Company and any of its Restricted Subsidiaries) necessary or used to fund the consideration payable to the Company’s stockholders in connection with the Alternative Merger, and the grant of any Lien securing such indebtedness and guarantees; (iii) the guarantees of Parent’s outstanding indebtedness by the Restricted Subsidiaries immediately following the Post-Effective Merger; and (iv) the payment of fees and expenses in connection with any of the foregoing.”

Section 2.02 Amendments to Section 4.07 (Restricted Payments).

Section 4.07(b) of the Indenture is hereby amended as follows:

(a) Section 4.07(b) paragraph (14) is hereby amended by deleting the last word of such section (“or”).

(b) Section 4.07(b) paragraph (15) is hereby amended by deleting the “.” at the end of such section and replacing it with “;”.

(c) The following language shall be appended to Section 4.07(b) immediately following Section 4.07(b) paragraph (15):

“(16) any Restricted Payments made or deemed to be made in connection with the Alternative Merger, the Post-Effective Merger and the other Transactions, including any payments made and indebtedness and guarantees incurred by the Company, the Guarantors and any of the Restricted Subsidiaries; provided that, immediately after giving effect to the consummation of all of the Alternative Merger, the Post-Effective Merger and the other Transactions, the Company’s Consolidated Coverage Ratio would not be less than 2.00:1.00; or

(d) The following language shall be appended to Section 4.07(b) immediately following the new paragraph (16) appended to Section 4.07(b) pursuant to Section 2.02(c) above:

“(17) effective only during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee, any (i) payment by the Company and any of its Restricted Subsidiaries of dividends or any other distribution on their respective shares of Capital Stock, (ii) loans or advances by the Company and any of its Restricted Subsidiaries to or payment by the Company and any of its Restricted Subsidiaries of any Indebtedness or other obligations owed to Parent or to any Parent Restricted Subsidiary, and (iii) transfer by the Company or any of its Restricted Subsidiaries of any of their property or assets to Parent or any Parent Restricted Subsidiary.”

(e) The first sentence of the second paragraph of Section 4.07(b) is hereby deleted in its entirety and replaced with the following:

“In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clauses 3(a)(ii), 3(b)(ii), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16) or (17) of the immediately preceding paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation.”

Section 2.03 Amendments to Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock).

Section 4.09(b) clause (3) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of

(i) $1.8 billion, and

(ii) 3.50x Consolidated EBITDA of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available (including pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio”), to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to Section 4.10 hereof; provided, however, that the aggregate amount of all Net Cash Proceeds of any Asset Sale completed to satisfy regulatory requirements in respect of the Planned Merger, the Alternative Merger or the Post-Effective Merger that are applied by an Obligor to repay Indebtedness under the Bank Credit Agreement or other Credit Facilities pursuant to Section 4.10 shall reduce dollar-for-dollar the amount set forth in the immediately preceding subclause (i) but not subclause (ii) of this clause (3) for purposes of determining the amount of Indebtedness permitted to be Incurred by the Company or any Restricted Subsidiary under this clause (3). Notwithstanding the foregoing, pro forma adjustments to Consolidated EBITDA set forth in the definition of “Consolidated Coverage Ratio” resulting from any such Asset Sales on or prior to any Determination Date shall be included in any calculation of Consolidated EBITDA pursuant to subclause (ii) of this clause (3).”

Section 2.04 Amendments to Section 11.04 (Merger, Consolidation or Sale of Assets of Guarantors).

Section 11.04(1) paragraph (b) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(b) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee, on the terms set forth in this Indenture;”.

Section 2.05 Additional Amendments to Section 4.07 (Restricted Payments)

Section 4.07 of the Indenture is hereby further amended as follows:

(a) Section 4.07(a) paragraph (3) of the Indenture is hereby deleted in its entirety and replaced with the following:

“(3) the aggregate amount of Restricted Payments (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in the good faith reasonable judgment of the Company) exceeds or would exceed the sum, without duplication, of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on the Merger Date and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available, plus

(B) 100% of the fair market value of the aggregate net proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced by the conversion or exchange of debt securities or Disqualified Capital Stock into or for Qualified Capital Stock of the Company (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to the Merger Date and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other Productive Assets, plus

(C) 100% of the aggregate cash received by the Company subsequent to the Merger Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after the Merger Date) to purchase Qualified Capital Stock of the Company, plus

(D) to the extent that any Restricted Investment that was made after the Merger Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, interest payments, principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, the proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital, in each such case (i) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (ii) valued at the cash or fair market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the Merger Date is terminated or cancelled, the excess, if any, of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Payments under this Section 4.07(a), over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, plus

(E) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Merger Date, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such

Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the Merger Date, the amount of the Company and its Restricted Subsidiaries’ Restricted Investment therein as determined under Section 4.18 hereof, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Merger Date; provided that any amount so determined in (i) or (ii) shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitation of clause (5) below.

(b) Section 4.07(b) paragraph (15) is hereby deleted in its entirety and replaced with the following:

“(15) other Restricted Payments not to exceed $75 million in the aggregate made on or after the Merger Date; provided no Default or Event of Default then exists or would result therefrom;”

(c) The second and third paragraphs of Section 4.07(b) are hereby deleted in their entirety and replaced with the following:

“In determining the aggregate amount of Restricted Payments made subsequent to the Merger Date, Restricted Payments made pursuant to clauses 3(a)(ii), 3(b)(ii), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (16) or (17) of the immediately preceding paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation. Restricted Payments under clause (15) shall be limited to the amount of $75 million set forth in such clause (an “Amount Limitation”). The Amount Limitation shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, interest payments, principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), or to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the Merger Date is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment counted toward the Amount Limitation, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, then the Amount Limitation for such clause shall be increased by the amount so received by the Company or a Restricted Subsidiary or the amount of such excess of (x) over (y) (an “Amount Limitation Restoration”). In no event shall the aggregate Amount Limitation Restoration for a Restricted Investment exceed the original amount of such Restricted Investment.

With respect to clause (15) above, the Amount Limitation under such clause shall also be increased when any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an “Amount Limitation Restoration”) by the lesser of (i) the fair market value of the Restricted Investment made under clause (15) above in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be, or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the Merger Date, the amount of the Company’s Restricted Investment therein as determined under Section 4.18 hereof, plus the aggregate fair market value of any additional Investments (each valued as of the date made) made under clause (15) above in such Unrestricted Subsidiary after the Merger Date.”

ARTICLE III

MISCELLANEOUS

Section 3.01 Effectiveness of this Supplemental Indenture.

The Waivers and Amendments set forth in Articles I and II above shall become operative in respect of the Notes, and the terms of the Indenture and each Global Note shall be waived, amended, supplemented, modified or deleted as provided for in Articles I and II above:

(i) as of the date of this Supplemental Indenture with respect to each of the Waivers set forth in Article I above;

(ii) immediately prior to the effective time of the Planned Merger or the Alternative Merger with respect to each of the Amendments set forth in Sections 2.01, 2.03 and 2.04 above;

(iii) immediately prior to the effective time of the Alternative Merger, but not if the Planned Merger is consummated, with respect to the Amendments set forth in Section 2.02 above (other than Section 2.02(d) above);

(iv) solely during the transitory period from the effective time of the Alternative Merger until the effective time of the Post-Effective Merger and the execution and delivery of the Assumption and Guarantee with respect to the Amendments set forth in Section 2.02(d) above; and

(v) immediately after the effective time of the Post-Effective Merger, but not before such effective time and not if the Planned Merger is consummated, with respect to the Amendments set forth in Section 2.05 above.

The Company shall give the Trustee prompt written notice of the occurrence of the effective time of the Planned Merger or the Alternative Merger and the Post-Effective Merger, or the termination of the Merger Agreement prior to consummation of either the Planned Merger or the Alternative Merger. If the Trustee receives written notice from the Company of the consummation of the Planned Merger, then none of the Amendments set forth in Section 2.02 or Section 2.05 shall become operative and they shall have no force and effect whatsoever without the need for further action hereunder.

Section 3.02 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.03 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.04 Ratification.

The Indenture, as supplemented by this Supplemental Indenture, shall remain in full force and effect and is in all respects ratified and confirmed.

Section 3.05 Severability.

In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.06 Headings, etc.

The Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.07 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

Section 3.08 Successor.

All agreements of the Company in this Supplemental Indenture will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.06 of the Indenture.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AMERISTAR CASINOS, INC.

By:
Name:
Title:

CACTUS PETE’S, INC.
AMERISTAR CASINO VICKSBURG, INC.
AMERISTAR CASINO COUNCIL BLUFFS, INC.
AMERISTAR CASINO LAS VEGAS, INC.
AMERISTAR CASINOS FINANCING CORP.
AMERISTAR CASINO ST. LOUIS, INC.
AMERISTAR CASINO KANSAS CITY, INC.
AMERISTAR CASINO ST. CHARLES, INC.
AMERISTAR CASINO BLACK HAWK, INC.
AMERISTAR EAST CHICAGO HOLDINGS, LLC
AMERISTAR CASINO EAST CHICAGO, LLC
AMERISTAR CASINO SPRINGFIELD, LLC

By:
Name:
Title:

AMERISTAR LAKE CHARLES HOLDINGS, LLC

By:
Name:
Title:	Manager

AMERISTAR CASINO LAKE CHARLES, LLC
By:	Ameristar Lake Charles Holdings, LLC, its sole member

By:
Name:
Title:	Manager

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature page to Fourth Supplemental Indenture]